EXCHANGE AGREEMENT


                                      Among

                               AURA SYSTEMS, INC.,

                           INFINITY INVESTORS LIMITED,

                            GLACIER CAPITAL LIMITED,

                             SUMMIT CAPITAL LIMITED,

                             GLOBAL GROWTH LIMITED,

                                       and

                                 HW PARTNERS, LP
                             as Agent for the Funds

                          Dated as of February 22, 2000





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                               EXCHANGE AGREEMENT


                  THIS EXCHANGE AGREEMENT, dated as of February 22, 2000 (this "Agreement"), by and among AURA SYSTEMS, INC., a Delaware corporation (the "Company"), INFINITY INVESTORS LIMITED, a corporation organized and existing under the laws of Nevis, West Indies ("Infinity"), GLACIER CAPITAL LIMITED, a corporation organized and existing under the laws of Nevis, West Indies ("Glacier"), SUMMIT CAPITAL LIMITED, a corporation organized and existing under the laws of Nevis, West Indies ("Summit"), GLOBAL GROWTH LIMITED, a corporation organized and existing under the laws of Nevis, West Indies ("Global" and, together with Infinity, Glacier and Summit, each a "Fund", and collectively, the "Funds"), and HW PARTNERS, LP, a Texas limited partnership, not in its individual capacity but solely as agent for the Funds hereunder (the "Agent").

                              W I T N E S S E T H :

                  WHEREAS, the Company acknowledges and agrees that Infinity is the holder of the Company's Variable Interest Rate Convertible Notes due
September 30, 1998, in the aggregate amount of at least $15,243,581.46, including all accrued interest thereon (collectively, the "Infinity Notes"), which are secured by certain assets of the Company as specified in that certain Pledge Agreement dated September 30, 1997;

                  WHEREAS, the Company acknowledges and agrees that Glacier is the holder of the Company's Variable Interest Rate Convertible Notes due September 30, 1998, in the aggregate amount of at least $1,227,868.92, including all accrued interest thereon (collectively, the "Glacier Notes"), which are secured by certain assets of the Company as specified in that certain Pledge Agreement dated September 30, 1997;

                  WHEREAS, the Company acknowledges and agrees that Summit is the holder of the Company's Variable Interest Rate Convertible Notes due September 30, 1998, in the aggregate amount of at least $1,227,868.92, including all accrued interest thereon (collectively, the "Summit Notes"), which are secured by certain assets of the Company as specified in that certain Pledge Agreement dated September 30, 1997;

                  WHEREAS, the Company acknowledges and agrees that Global is the holder of the Company's Variable Interest Rate Convertible Notes due September 30, 1998, in the aggregate amount of at least $601,302.92, including all accrued interest thereon (collectively, the "Global Notes" and, together with the Infinity Notes, the Glacier Notes and the Summit Notes, the "Original Notes"), which are secured by certain assets of the Company as specified in that certain Pledge Agreement dated September 30, 1997;

                  WHEREAS, prior to the Exchange (as defined below), the Funds will transfer, convey and assign (the "Assignment") to a third-party purchaser acceptable to the Funds (the "Purchaser") $4,000,000 in principal amount of the Original Notes (the "Assigned Notes") in exchange for $3,000,000 in cash (the "Cash Payment") and 1,111,111 unrestricted shares of the Company's Common Stock (the "Acquired Shares" and, together with the Cash Payment, the "Purchase Price");

                  WHEREAS, in connection with a proposed restructuring of its financial affairs (the "Restructuring"), the Company has requested that the Funds agree to accept Secured Notes of even date herewith (defined below) in an aggregate principal amount of $12,500,000 in exchange for the Original Notes held by the Funds after giving effect to the Assignment; and

                  WHEREAS, pursuant to the Restructuring, the Funds have agreed to accept Secured Notes in exchange for the Original Notes held by the Funds after giving effect to the Assignment, subject to the terms and satisfaction of the conditions set forth below;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                  SECTION 1.        Definitions and Principles of Construction.

                  1.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined, except as otherwise provided):

                  "Affiliate" shall mean, with respect to any Person, (i) any other Person that, directly or indirectly, is controlled by, or is under common control with, or controls such Person, (ii) any other Person in which, directly or indirectly, such Person holds, of record or beneficially, five percent or more of the equity or voting securities, (iii) any other Person that holds, of record or beneficially, five percent or more of the equity or voting securities of such Person, or (iv) any director, officer, partner or individual holding a similar position in respect of such Person.

                  "Agent" shall have the meaning given to such term in the first paragraph of this Agreement.

                  "Agreement" shall mean this Exchange  Agreement,  as modified,
supplemented,   amended,  restated  (including  any  amendment  and  restatement hereof), extended, reviewed or replaced from time to time.

                  "Applicable Discount" shall mean, with respect to any applicable prepayment of principal under the Secured Notes in accordance with the terms thereof, a percentage which on the Closing Date shall be equal to twenty percent (20%) and thereafter shall decrease on a daily, straight line basis to zero percent (0%) on the Maturity Date.

                  "Assigned Notes" shall have the meaning given to such term in the fifth whereas clause of this Agreement.

                  "Assignment" shall have the meaning given to such term in the fifth whereas clause of this Agreement.

     "Aura Ceramics" shall mean Aura Ceramics, Inc., a Delaware corporation.

     "Aura Realty" shall mean Aura Realty, Inc., a Delaware corporation.

                  "AuraGen" shall mean that certain power generator developed, manufactured, marketed, distributed and/or sold by or for the Company or any of its Subsidiaries under the trademark AuraGen, any successor thereto or any similar, derivative or related product line which may be developed, manufactured, marketed, distributed and/or sold by or for the Company or any of its Subsidiaries.

     "AuraSound" shall mean AuraSound, Inc., a Delaware corporation.

                  "Authority" shall mean any governmental, regulatory or administrative body, agency, commission, board, arbitrator or authority, any court or judicial authority, or any public, private or industry regulatory authority, whether international, national, federal, state or local.

                  "Bankruptcy Code" shall mean title 11 of the United States Code (11 U.S.C. ss. 101 et seq.), as amended from time to time. Section references to the Bankruptcy Code are to the Bankruptcy Code as in effect on the date of this Agreement and any subsequent provisions of the Bankruptcy Code, amendatory thereof, supplemental thereto or substituted therefor.

     "Board of Directors" shall mean the Board of Directors of the Company.

                  "Business Day" shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or the State of California are authorized or required by law or other government actions to close.

                  "Claim" shall mean any action, claim, lawsuit, demand, suit, inquiry, hearing, investigation, notice of a violation, litigation, proceeding, arbitration, appeals or other dispute, whether civil, criminal, administrative or otherwise.

                  "Closing" shall have the meaning given to such term in Section 2.2(a) hereof.

                  "Closing  Date" shall have the  meaning  given to such term in
Section 2.2(a) hereof.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

     "Collateral" shall mean all property subject to the Security Documents.

                 "Commission" shall mean the Securities and Exchange Commission.

                  "Common Stock" shall mean shares now or hereafter authorized of the class of common stock of the Company, stock of any other class into which such shares may hereafter be reclassified or changed and any other equity securities of the Company hereafter designated as common stock.

                  "Company" shall have the meaning given to such term in the first paragraph of this Agreement.

                  "Contingent Obligation" shall mean, as to any Person, any obligation of such Person arising under, pursuant to or derived from any derivatives transactions or guaranteeing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the holder of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (subject to any limitation therein) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Contract" shall mean any agreement, contract, commitment, instrument or other binding arrangement or understanding, whether written or oral.

                  "Conversion Event" shall have the meaning given to such term in the Secured Notes.

     "CNA" shall mean American Casualty Company of Reading, Pennsylvania.

                  "CNA Restructuring Agreement" shall mean the agreement by and between the Company and CNA in the form of Exhibit A hereto.

                  "Date Data" shall mean any data of any type that includes date information or which is otherwise derived from, dependent on or related to date information.

                  "Date-Sensitive System" shall mean any software, microcode or hardware system or component, including any electronic or electronically controlled system or component, that processes any Date Data and that is installed, in development or on order by the Company or any of its Subsidiaries for its internal use, or that the Company or any of its Subsidiaries sells, leases, licenses, assigns or otherwise provides, or the provision or operation of which the Company or any of its Subsidiaries provides the benefit, to its customers, vendors, suppliers, affiliates or any other third party.

                  "DFS" shall mean Deutsche Financial Services.

                  "DFS Claims" shall mean the claims of DFS relating to the obligation of the Company with respect to debts owed by NewCom to DFS and guaranteed by the Company.

                  "Disclosure Materials" shall mean, collectively, the exhibits and schedules to this Agreement or the other Exchange Documents furnished by or on behalf of the Company.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Company or a Subsidiary of the Company would be deemed to be a "single employer" (i) within the meaning of
Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the Company or a Subsidiary of the Company being or having been a general partner of such person.

                  "Exchange"  shall  have  the  meaning  given  to such  term in
Section 2.2(b) hereof.

                  "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended from time to time.
                  "Exchange Documents" shall mean and include (i) this Agreement, (ii) the Secured Notes, (iii) the Security Documents, (iv) the Guaranty, and (v) all other documents, certificates and instruments executed and delivered in connection with any of the foregoing.

                  "Existing Indebtedness" shall have the meaning given to such term in Section 4.1(l) hereof.

                  "Existing Liens" shall have the meaning given to such term in the Secured Notes.

                  "Existing Secured Indebtedness" means Existing Indebtedness secured by Existing Liens (other than judgment liens).

                  "Financial Statements" shall have the meaning given to such term in Section 4.1(h) hereof.

                  "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Company or any one or more of its Subsidiaries primarily for the benefit of employees of the Company or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

                  "Funds" shall have the meaning given to such term in the first paragraph of this Agreement.

                  "GAAP" shall mean generally accepted accounting principles in the United States consistently applied during a relevant period.

                  "Glacier" shall have the meaning given to such term in the first paragraph of this Agreement.

                  "Glacier Notes" shall have the meaning given to such term in the second whereas clause of this Agreement.

                  "Global" shall have the meaning given to such term in the first paragraph of this Agreement.

                  "Global Notes" shall have the meaning given to such term in the fourth whereas clause of this Agreement.

                  "Guarantee" shall mean any guarantee or other Contingent Obligation (other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect, with respect to any obligations of another Person, through an agreement or otherwise, including, without limitation, (i) any endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such obligations and (ii) any Contract (x) to purchase, or to advance or supply funds for the payment or purchase of, any such obligations,
(y) to purchase, sell or lease property, products, materials or supplies, or transportation or services, in respect of enabling such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or nondelivery of the property, products, materials or supplies or transportation or services or (z) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy an obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such obligation.

                  "Guarantor"   shall  mean  each   Subsidiary  of  the  Company
executing the Guaranty or otherwise made a party thereto in accordance with the terms thereof.

                  "Guaranty" shall mean the Guaranty executed and delivered by the Guarantors in the form of Exhibit B hereto.

                  "Indebtedness" shall mean, as to any Person specified in any provision of this Agreement, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person (x) evidenced by any notes, bonds, debentures or similar instruments made or issued by such Person, (y) for borrowed money or (z) for the deferred purchase price of property or services, (ii) the face amount of all letters of credit issued for the account of such Person, (iii) all liabilities secured by any Lien upon any property owned by such Person, whether or not such liabilities have been assumed by such Person, (iv) the aggregate amount required to be capitalized in accordance with GAAP under leases under which such Person is the lessee and (v) all Contingent Obligations and Guarantees of such Person.

                  "Independent Director" shall mean a director of the Company who has no relationship to the Company that may interfere with the exercise of such individual's independence from the Company or its management. For purposes hereof, "relationship" shall include, without limitation, (i) being employed by the Company or any of its Affiliates at any time during the year in which such individual was elected to the Board of Directors of the Company or at any time during any of the three calendar years preceding the year of such election, (ii) accepting any compensation from the Company or any of its Affiliates other than compensation for board service or benefits under a tax-qualified retirement plan, (iii) being a member of the immediate family of an individual who at any time during the year in which such director was elected to the Board of Directors of the Company is, or has been at any time during any of the three calendar years preceding the year of such election, employed by the Company or any of its Affiliates as an executive officer, (iv) being a partner in, or a controlling shareholder or an executive officer of, any for-profit organization to which the Company or any of its Affiliates made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed five percent (5%) of such organization's consolidated gross revenues for that year, or $200,000, whichever is more, at any time during any of the three calendar years preceding the year of election of the director to the Company's Board of Directors, and (v) being employed as an executive of another company where any of the Company's executives serve on such other company's compensation committee.

                  "Infinity" shall have the meaning given to such term in the first paragraph of this Agreement.

                  "Infinity Notes" shall have the meaning given to such term in the first whereas clause of this Agreement.

                  "Insider" shall have the meaning given to such term in Section 101(31) of the Bankruptcy Code.

                  "Isosceles" shall mean Isosceles Fund Ltd.

                  "JNC" shall mean JNC Opportunity Fund Ltd., a Cayman Islands limited duration company.

                  "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, encumbrance, right of first refusal, charge or security interest of any kind in or on such asset or the revenues or income thereon or therefrom.

                  "Margin Stock" shall mean "margin stock" as such term is defined under Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Material Adverse Effect" shall mean, with respect to the Company and its Subsidiaries taken as a whole, any material adverse effect on the ability of the Company or the Subsidiaries to perform any of their obligations under any Exchange Document.

                  "Maturity  Date" shall have the meaning  given to such term in
Section 2.1(e)(A) hereof.

                "NEC" shall mean NEC Technologies, Inc., a Delaware Corporation.

     "New Equity" shall have the meaning set forth in Section 3.14 hereof.

                  "NewCom" shall mean NewCom, Inc., a Delaware corporation.

                  "NewCom  Note"  shall have the  meaning  given to such term in
Section 4.1(ff) hereof.

                  "Obligations" shall mean all present and future obligations, liabilities and other amounts owing to any Fund pursuant to the terms of this Agreement or any other Exchange Document.

                  "Option" shall mean any subscription, option, warrant, right, security, Contract, commitment, understanding, or stock appreciation, phantom stock option, profit participation or arrangement by which the Company is bound to issue any additional shares of its capital stock or rights pursuant to which any Person has a right to purchase shares of the Company's capital stock.

                  "Order" shall mean any decree, order, judgment, injunction, rule, ruling, Lien, voting right, or consent of or by an Authority.

                  "Original Notes" shall have the meaning given that term in the fourth whereas clause of this Agreement.

     "OSHA" shall mean the Occupational Safety and Health Administration.

     "Patents" shall have the meaning given that term in the Security Agreement.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "Permits" shall mean all permits, licenses, registrations, certificates, Orders or approvals from any Authority or other Person (including, without limitation, those relating to the occupancy or use of owned or leased real property) issued to or held by the Company.

                  "Permitted Liens" shall have the meaning given to such term in the Secured Notes.

                  "Person" shall mean an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA which is maintained or contributed to by (or to which there is an obligation to contribute of) the Company or a Subsidiary of the Company or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Company, or a Subsidiary of the Company or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                  "Pledged Stock" shall have the meaning given to such term in the Stock Pledge Agreement.

                  "Process Agent" shall mean CT Corporation System, presently located at 111 Eighth Avenue, New York, New York 10011.

                  "Proprietary Rights" shall mean all (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (ii) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data and documentation, (vi) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vii) other proprietary rights relating to any of the foregoing and
(viii) copies and tangible embodiments thereof.

                  "Prospectus" shall mean the prospectus included in a Registration Statement, including any prospectus subject to completion, and any such Prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Shares and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

                  "Purchasers" shall have the meaning given to such term in the fifth whereas clause of this Agreement.

                  "Registration Statement" shall mean any registration statement of the Company which covers any of the Shares, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Regulation"   shall  mean  any  rule,  law,  code,   statute,
regulation, ordinance, requirement, announcement or other binding action of or by an Authority.

                  "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

                  "Restructured NEC Debt" shall have the meaning given to such term in Section 3.13(d) hereof.

                  "Restructured Trade Debt" shall have the meaning given to such term in Section 3.13(c) hereof.

                  "Restructuring" shall have the meaning given to such term in the sixth whereas clause of this Agreement.

                  "Rose Glen" shall mean RGC International Investors, LDC, a limited duration company of the Cayman Islands.

     "SEC Documents" shall have the meaning set forth in Section 4.1(y) hereof.

                  "Secured Notes" shall mean the Secured Notes of even date herewith issued to the Funds pursuant to this Agreement in exchange for the Original Notes held by the Funds after giving effect to the Assignment, in the form of Exhibit C hereto.

     "Securities Act" shall mean the United States Securities Act of 1933, as amended from time to time.

                  "Security Agreement" shall mean the Security Agreement to be executed and delivered by the Company in the form of Exhibit D hereto.

                  "Security  Documents"  shall mean (i) the Security  Agreement,
(ii) the Stock Pledge Agreement, and (iii) all other documents, certificates and instruments executed and delivered in connection with any of the foregoing.

                  "Shares" shall mean shares of Common Stock issued to the Funds upon conversion of the Secured Notes or exercise of the Warrants.

                  "Stock Pledge Agreement" shall mean the Stock Pledge Agreement to be executed and delivered by the Company in the form of Exhibit E hereto.

                  "Subsidiaries" has the meaning given to such term in Section 4.1(a) hereof; provided, however, that, for purposes of this Agreement and the other Exchange Documents, the term "Subsidiaries" shall not include NewCom.

                  "Summit" shall have the meaning given to such term in the first paragraph of this Agreement.

                  "Summit Notes" shall have the meaning given to such term in the third whereas clause of this Agreement.

                  "Taxes" shall mean any taxes, including, without limitation, income, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, lease, user, excise, duty, franchise, transfer, license, withholding, payroll, employment, foreign, fuel, excess profits, occupational and interest equalization, windfall profits, severance, and other charges (including interest and penalties).

                  "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

                  "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

                  "Warrants" shall mean the Warrants of even date herewith to purchase Common Stock at an exercise price of $0.375 per share in the form of Exhibit F hereto.

                  "Working Capital Indebtedness" shall mean Indebtedness incurred by the Company or its Subsidiaries for working capital purposes, on commercially reasonable terms, in arm's length transactions and approved in each case by no less than two-thirds (2/3) of the Board of Directors of the Company prior to the incurrence thereof.

                  "Year 2000 Compliant" shall mean (i) with respect to Date Data, that such data is in proper format and accurate for all dates in the twentieth and twenty-first centuries, and (ii) with respect to Date-Sensitive Systems, that each such system accurately processes all Date Data, including for the twentieth and twenty-first centuries, without loss or any functionality or performance, including but not limited to calculating, comparing, sequencing, storing and displaying such Date Data (including all leap year considerations), when used as a stand-alone system or in combination with other software or hardware.

                  1.2.     Principles of Construction.

                  (a) All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (b) All accounting terms not specifically defined herein shall be construed in accordance with GAAP in conformity with those used in the preparation of the financial statements described in Section 4.1(h) hereof.

                  SECTION 2.        The Exchange.

     2.1. Issuance of Secured Notes and Exchange of Original Notes.

                  (a) Infinity. Subject to the terms and conditions set forth in this Agreement, the Company shall, at the Closing, issue and deliver to the Agent for the account of Infinity (i) one or more Secured Notes, substantially in the form of Exhibit C hereto, in an aggregate principal amount equal to $10,411,928, and (ii) one or more Warrants, substantially in the form of Exhibit F hereto, to purchase 83,296 Shares of Common Stock, against delivery of the Infinity Notes held by Infinity after giving effect to the Assignment.

                  (b) Glacier. Subject to the terms and conditions set forth in this Agreement, the Company shall, at the Closing, issue and deliver to the Agent for the account of Glacier (i) one or more Secured Notes, substantially in the form of Exhibit C hereto, in an aggregate principal amount equal to $838,680 and (ii) one or more Warrants, substantially in the form of Exhibit F hereto, to purchase 6,709 Shares of Common Stock, against delivery of the Glacier Notes held by Glacier after giving effect to the Assignment.

                  (c) Summit. Subject to the terms and conditions set forth in this Agreement, the Company shall, at the Closing, issue and deliver to the Agent for the account of Summit (i) one or more Secured Notes, substantially in the form of Exhibit C hereto, in an aggregate principal amount equal to $838,680 and (ii) one or more Warrants, substantially in the form of Exhibit F hereto, to purchase 6,709 Shares of Common Stock, against delivery of the Summit Notes held by Summit after giving effect to the Assignment.

                  (d) Global. Subject to the terms and conditions set forth in this Agreement, the Company shall, at the Closing, issue and deliver to the Agent for the account of Global (i) one or more Secured Notes, substantially in the form of Exhibit C hereto, in an aggregate principal amount equal to $410,712 and (ii) one or more Warrants, substantially in the form of Exhibit F hereto, to purchase 3,286 Shares of Common Stock, against delivery of the Global Notes held by Global after giving effect to the Assignment.

                  (e) General Terms and Conditions of the Secured Notes. Each Secured Note shall contain, without limitation, the following terms and conditions:

                           (A) Principal under each Secured Note shall mature on November 30, 2002 (the "Maturity Date");

                           (B) Unpaid principal amount under each Secured Note shall bear interest at the rate of eight percent (8%) per annum (computed on the basis of a 360-day year of 30-day months) and, to the extent permitted by law, any overdue amount thereunder shall bear interest at the rate of sixteen percent (16%) per annum;

                           (C) Each Secured Note shall be convertible, in whole or in part (at the election of the holder thereof), into Common Stock of the Company at a price of $0.60 per Share (or $0.30 per Share upon certain conditions thereof) upon the occurrence of a Conversion Event; and

                           (D) The Company shall have the right to prepay amounts due under each Secured Note at any time, without premium or penalty, in an aggregate principal amount of at least $1,000,000.00, together with interest accrued as of the date of such prepayment; provided, however, that, with respect to any applicable prepayment in accordance with the terms thereof, the principal outstanding amount of such Secured Note shall be reduced by an amount equal to the sum of the principal so prepaid and the Applicable Discount.

                  (f) Funds' Rights Absolute. Nothing in this Agreement or in any other Exchange Document shall interfere with the rights of the Funds to determine and allocate among themselves the Original Notes, the Secured Notes and the Warrants which are the subject of the Exchange referred to in Section
2.2 hereof in such manner as they deem fit.

                  2.2.     Closing.

                  (a) The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of White & Case LLP, 633 West Fifth Street, Suite 1900, Los Angeles, California 90071-2007 on February 24, 2000 (the "Closing Date"), or at such other time and/or place as the Funds and the Company may agree in writing; provided, however, that if the Closing has not occurred by the Closing Date, this Agreement shall automatically terminate and be of no further force and effect unless extended by the parties hereto in writing.

                  (b) At the Closing, (i) the Company shall deliver (A) to the Agent for the account of each Fund, the Secured Notes and the Warrants to be issued and delivered to such Fund as specified in Section 2.1 hereto, and (B) to the persons entitled thereto, all other documents, instruments and writings required to have been delivered at or prior to the Closing by the Company pursuant to this Agreement; and (ii) each Fund shall deliver to the Company (A) the Original Notes held by it after giving effect to the Assignment, as specified in Section 2.1, and (B) all documents, instruments and writings required to have been delivered at or prior to the Closing by such Fund pursuant to this Agreement (collectively, the "Exchange").

                  SECTION 3. Conditions Precedent. The obligation of each Fund to make the Exchange on the Closing Date is subject, at the time of the Exchange, to the satisfaction of the following conditions on or prior to the Closing Date (unless waived in writing by the Agent on behalf of the Funds on or prior to the Closing Date):

                  3.1. Execution of Agreement. The Closing Date shall have occurred, and the Company shall have delivered the Disclosure Materials to the Funds (in form and substance satisfactory to the Agent), and the parties shall have executed the Exchange Documents.

                  3.2. Issuance and Delivery of Secured Notes and Warrants. The Company shall have issued and delivered to the Agent for the account of each Fund appropriate Secured Notes and Warrants in the amount, with the maturity and as otherwise provided herein.

                  3.3.     Security Documents.

                  (a) The Company shall have duly authorized, executed and delivered the Stock Pledge Agreement, together with satisfactory evidence of all annotations in the stock ledger of each of the issuers of the Pledged Stock referred to therein necessary to grant in favor of the Agent a security interest in, and Lien on, all of the Pledged Stock in accordance with and pursuant to the terms of the Stock Pledge Agreement.

                  (b) The Company shall have duly authorized, executed and delivered the Security Agreement, covering all of the Collateral described therein, and the Agent shall have received:

                           (A) acknowledgment copies of proper financing statements (Form UCC-1) duly filed under the UCC of each jurisdiction as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests purported to be created by the Security Documents;

                           (B) copies of requests for information (Form UCC-11), or equivalent reports, listing the financing statements referred to in clause (A) above and all other effective financing statements that name the Company as debtor and that are filed in the jurisdictions referred to in said clause (A), together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens);

                           (C) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests purported to be created by the Security Documents; and

                           (D) evidence that all other actions necessary or, in the reasonable opinion of the Agent, desirable to perfect and protect the security interests purported to be created by the Security Documents have been taken.

                  (c) Each of the Guarantors shall have duly authorized, executed and delivered the Security Agreement, covering all of the Collateral described therein, and the Agent shall have received:

                           (A) acknowledgment copies of proper financing statements (Form UCC-1) duly filed under the UCC of each jurisdiction as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests purported to be created by the Security Documents;

                           (B) copies of requests for information (Form UCC-11), or equivalent reports, listing the financing statements referred to in clause (A) above and all other effective financing statements that name each Guarantor as debtor and that are filed in the jurisdictions referred to in said clause (A), together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens);

                           (C) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests purported to be created by the Security Documents; and

                           (D) evidence that all other actions necessary or, in the reasonable opinion of the Agent, desirable to perfect and protect the security interests purported to be created by the Security Documents have been taken.

                  3.4. Issuance of Shares of Aura Realty. Aura Realty shall have issued shares of its capital stock to the Company representing the Company's 100% ownership interest in Aura Realty.

     3.5. Guaranty. The Subsidiaries (other than Aura Realty) shall have duly authorized, executed and delivered the Guaranty.

                  3.6. Proceedings. The Agent shall have received all corporate and legal instruments and agreements required to be delivered in connection with the transactions contemplated by the Exchange Documents in form and substance satisfactory to the Agent in all respects, and the Agent shall have received all information and copies of all documents and papers, including records of corporate and legal proceedings, governmental and third-party approvals, if any, which the Agent reasonably may have requested in connection therewith, and such other documents and papers where appropriate to be certified by proper corporate, governmental or other Authorities.

                  3.7. No Default; Representations and Warranties. At the time of the Exchange (and after giving effect thereto) (i) there shall exist no Event of Default and (ii) all representations and warranties of the Company and its Subsidiaries contained herein or in any other Exchange Document and all information contained in the Disclosure Materials delivered by, or on behalf of, the Company, shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Closing Date, except as expressly provided herein. The Company and its Subsidiaries shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it on or prior to the Closing Date.

                  3.8.     Sale of Assigned Notes; Conversion of Assigned Notes.

                  (a) The Funds and the Purchasers shall have entered into the Assignment, and the Funds shall have irrevocably received in the aggregate from the Purchaser, in respect of the Assigned Notes, (i) by wire transfer to the account designated in writing by the Agent, the Cash Payment in immediately available funds, (ii) good and marketable title to the Acquired Shares, which Acquired Shares shall be fully paid, non-assessable, free and clear of all liens and encumbrances, and freely transferable by the Funds immediately upon their receipt thereof, and the certificates of which shall have been duly endorsed by the Purchaser in the manner required by the Funds and shall not bear any restrictive legend with respect to such Acquired Shares or the transfer thereof and (iii) an opinion of Michael Froch, Esquire, general counsel to the Company, substantially in the form of Exhibit G hereto, confirming the foregoing and such other matters as the Funds may require, which opinion shall be in form and substance satisfactory to the Agent.

                  (b) The Purchasers shall have converted the Assigned Notes into Common Stock of the Company (proof of which is set forth in Exhibit M hereto).

                  3.9. Opinion of Counsel. The Agent shall have received an opinion addressed to the Agent, and dated the Closing Date, from Guzik & Associates, counsel to the Company, substantially in the form of Exhibit H hereto covering such matters as the Agent shall reasonably request in accordance with customary practices in transactions of this nature.

                  3.10. Consent Letter. The Agent shall have received a letter from the Company, substantially in the form of Exhibit I hereto, indicating its appointment of the Process Agent as its agent to accept service of process in connection with the transactions contemplated by the Exchange Documents, together with the countersignature of the Process Agent indicating its consent to serve in such capacity.

                  3.11. Compliance with Applicable Law. The Agent and its counsel shall be reasonably satisfied that the Exchange and the consummation of the transactions contemplated hereby shall be in compliance with all applicable law.

                  3.12. Litigation. No litigation, action, suit, investigation, claim or proceeding shall be pending or threatened with respect to this Agreement or any other Exchange Document or the transactions contemplated hereby or thereby or, except for the DFS Claims, which has, or could reasonably be expected to have, a Material Adverse Effect.

                  3.13.    Indebtedness.

                  (a) The Company shall not have any outstanding liabilities for Indebtedness materially different from those set forth on Schedule 3.13(a) hereto.

                  (b) All unsecured Indebtedness of the Company for borrowed money (including, without limitation, Indebtedness owed to JNC and all holders of the Company's 8% Secured Convertible Non-Recourse Notes Due 2008, as modified, supplemented or amended from time to time in accordance with Section
3.21 of the Secured Notes), all unsecured Indebtedness owed to the Company's management (except as set forth in Schedule 3.13(b) hereto), all Indebtedness evidenced by the Assigned Notes, and all Indebtedness of the Company for borrowed money which is not set forth in Schedule 3.13(a) (including, without limitation, any Indebtedness for borrowed money owed by the Company or any of its Subsidiaries to Algo Technologies, Inc., Maurice Zeitlin or any of their respective Affiliates) in each case outstanding on or before the Closing Date, shall have been converted into Common Stock (proof of which is set forth in Exhibit W hereto).

                  (c) At least ninety percent (90%) of the Company's trade debt as of July 26, 1999 (as set forth in Schedule 3.13(c) hereto) shall have been restructured (each such restructured trade debt, a "Restructured Trade Debt") to provide for payments in full in cash by the Company in respect of each Restructured Trade Debt payable over a period of not less than three (3) years commencing from January 1, 2000. The documentation relating to each Restructured Trade Debt and the terms and conditions thereof shall be as specified in that certain Payment Agreement dated as of January 1, 2000 by and between the Company and Credit Managers Association of California (as agent for the Restructured Trade Debt) and the Ballot and Acceptance of Plan for Repayment of Creditors of Aura Systems, Inc. dated on or about July 26, 1999 in the form attached hereto as Exhibit J.

                  (d) All obligations relating to any Indebtedness owed by NewCom to NEC and guarantied by the Company shall have been restructured (such restructured debt, the "Restructured NEC Debt") pursuant to a valid, binding written agreement executed by NEC. The documentation relating to the Restructured NEC Debt and the terms and conditions thereof shall be reasonably acceptable to the Funds and attached hereto as Exhibit O.

                  3.14. New Equity. The Company shall have received new equity contributions in cash in an amount of not less than $6,800,000.00 ("New Equity") in exchange for new Common Stock.

                  3.15. Governmental and Third-Party Approvals. The Agent, the Funds and the Company shall have obtained any and all consents, approvals, Orders, qualifications, licenses, Permits or other authorizations required by all applicable Regulations, Orders and Contracts of the Company or binding on any of its properties or assets with respect to the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein (other than the filing and effectiveness of the Registration Statement relating to the resale of the Shares) and the conduct of the business of the Company in the same manner after the Closing Date as before the Closing Date, including, without limitation, the consent of Rose Glen to the granting by the Company of the Liens provided for in the Security Documents (attached hereto as Exhibit P).

                  3.16. Releases. The Company shall have executed and delivered releases to the Funds in the form of Exhibit K hereto with respect to all matters prior to the Closing Date. The Funds shall have executed and delivered releases to the Company in the form of Exhibit L hereto with respect to all matters prior to the Closing Date; provided, however, that such releases by the Funds shall not (a) preclude the Funds from asserting any and all matters in connection with the appointment of a bankruptcy trustee, examiner, receiver or responsible person for the Company or any of its Subsidiaries in any bankruptcy, insolvency or other proceeding involving the Company or any of its Subsidiaries, or (b) include any and all claims or causes of action of the Funds of whatever character or nature, at law or in equity, arising from, related to, or in connection with any payments, conveyances or transfers of assets or property by the Company to any Person, including, without limitation, to any of its officers, directors, subsidiaries, affiliates or Insiders.

                  3.17. No Material Adverse Change. Nothing shall have occurred since the Closing Date (and the Funds shall have become aware of no facts or conditions not previously known) which has, or could reasonably be expected to have, a Material Adverse Effect.

                  3.18. Ranking. The Agent shall be satisfied that the Obligations under and in accordance with the Secured Notes and the other Exchange Documents constitute and will constitute unconditional secured Indebtedness of the Company and the Guarantors and, with respect to the Company, Aura Ceramics and Aura Sound, shall rank and will rank (i) at least pari passu in priority of payment and in all other respects with all other present and future secured Indebtedness of such Persons subject to the priority rights of holders of (A) Existing Secured Indebtedness as of the Closing Date as set forth in Schedule 3.18(i)(A) hereto, (B) validly created and fully perfected senior secured Indebtedness permitted under Sections 4.5(c) and 4.5(d) of the Secured Notes incurred by the Company after the Closing Date, and (C) obligations of the Company, Aura Ceramics, Aura Sound existing on the Execution Date secured by valid and perfected judgment liens against such Persons as set forth in Schedule 3.18(i)(C); provided, however, that the Company may supplement such Schedule 3.18(i)(C) to reflect judgment liens validly created and fully perfected through the Closing Date which the Company had no knowledge of and which were not identified in UCC certificates set forth in such Schedule 3.18(i)(C), and (ii) senior to all other Indebtedness of such Persons.

                  3.19. Payments. All fees, expenses and other amounts required to be paid on or prior to the Closing Date under this Agreement and the other Exchange Documents shall have been paid.

                  3.20. AuraGen Patents. The Agent shall have received an opinion dated February 18, 2000, from Blakely Sokoloff, Taylor & Zafman, counsel to the Company, substantially in the form of Exhibit Q hereto with respect to the Company's ownership of the AuraGen Patents.

The consummation of the Exchange shall constitute a representation and warranty by the Company to the Agent and each of the Funds that all conditions specified in this Section 3 have been fulfilled in accordance with the terms hereof. All of the Secured Notes, Warrants, certificates, legal opinions and other documents referred to in this Section 3, unless otherwise specified, shall be delivered to the Agent for the account of each of the Funds and, except for the Secured Notes, in sufficient counterparts or copies for each of the Funds and shall, unless otherwise specified, be in form and substance satisfactory to the Agent.

                  SECTION 4.        Representations and Warranties.

                  4.1. Representations and Warranties of the Company. In order to induce the Funds to enter into this Agreement and to make the Exchange provided for herein, the Company makes the following representations, warranties and agreements each as of the Closing Date unless otherwise specified by the terms thereof, all of which shall survive the execution and delivery of this Agreement and the other Exchange Documents and the occurrence of the Exchange, with the occurrence of the Exchange being deemed to constitute a representation and warranty that the matters specified in this Section 4 are true and correct in all material respects on and as of the Closing Date (it being understood and agreed, however, that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date):

                  (a) Corporate Status. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to transact the business in which it is engaged and presently proposes to engage. Aura Ceramics is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to transact the business in which it is engaged and presently proposes to engage. AuraSound is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to transact the business in which it is engaged and presently proposes to engage. The Company has no subsidiaries or equity investment in any other Person other than as set forth in Schedule 4.1(a), Schedule 4.1(h)(a) and Schedule 4.1(y) hereto (collectively, the "Subsidiaries"), and certificates of good standing for each of the Company, Aura Ceramics and AuraSound are set forth in
Schedule 4.1(a) hereto.

                  (b) Corporate Power and Authority; Enforcement. Each of the Company, Aura Ceramics and AuraSound has the requisite corporate power and authority to execute, deliver and perform the terms and provisions of each Exchange Document to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of such Exchange Document. Each of the Company, Aura Ceramics and AuraSound has duly executed and delivered each Exchange Document to which it is a party, and each such Exchange Document constitutes the legal, valid and binding obligation of the Company, Aura Ceramics and AuraSound enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application (regardless of whether enforcement is sought in equity or at law).

                  (c) Capitalization. The authorized, issued and outstanding capital stock of the Company and its Subsidiaries is set forth on Schedule 4.1(c) hereto (as may be supplemented in accordance with Section 3.19 of the Secured Notes). No shares of Common Stock are entitled to preemptive or similar rights. Except for the Secured Notes and as otherwise specifically disclosed in
Schedule 4.1(c) hereto, there are no outstanding Options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Neither the Company, Aura Ceramics nor AuraSound is in violation of any of the provisions of its respective certificate of incorporation, bylaws or other charter or similar organizational documents.

                  (d) Validity of the Original Notes. On the Closing Date, the Original Notes represent valid and binding obligations of the Company to the Funds which are due and payable in the aggregate amount of at least $16,500,000.00, including interest thereon, enforceable pursuant to their terms and which are not subject to setoff, recoupment, or any other defense or counterclaim.

                  (e) Issuance of Secured Notes and Warrants. The Secured Notes and Warrants have been duly and validly authorized for issuance pursuant to this Agreement and, when issued and delivered as provided hereunder in accordance with the terms hereof, shall be valid and binding obligations of the Company enforceable in accordance with their terms free and clear of all Liens.

                  (f)  No  Violation.   Neither  the   execution,   delivery  or
performance by the Company of the Secured Notes or Warrants or of the Company, Aura Ceramics or AuraSound of any of the other Exchange Documents nor compliance by any of them with the terms and provisions hereof and thereof, nor the consummation of the transactions contemplated hereby or thereby, will (i) contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, judgment, injunction, decree or other restriction of any court or Authority (including Federal and state securities laws and regulations), (ii) conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Company, Aura Ceramics or AuraSound pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement, Contract or instrument to which the Company, Aura Ceramics or AuraSound is a party or by which it or any of its property or assets is bound, affected or to which it may be subject (but not including any default arising under Existing Secured Indebtedness of the Company owed to Imperial Bank as a result of the granting of Liens under the Security Documents in respect of the Secured Notes), or (iii) conflict or be inconsistent with or violate any provision of the certificate of incorporation, bylaws or other charter or similar organizational document (each as amended through the date hereof) of the Company, Aura Ceramics or AuraSound. The businesses of the Company and its Subsidiaries have not been, and are not currently being, conducted in violation of any law, ordinance or regulation of any Authority, except for violations which, individually or in the aggregate, do not have, or could not reasonably be expected to have, a Material Adverse Effect.

                  (g) Consents and Approvals. No consent, waiver, authorization or order of, or any filing or registration with, any court or other federal, state, local or other governmental Authority or other Person (except (A) as have been obtained or made on or prior to the Closing Date and which remain in full force and effect on such date and (B) for the filing and effectiveness of the Registration Statement relating to the resale of the Shares) is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Exchange Document or (ii) the legality, validity, binding effect or enforceability of any such Exchange Document.

     (h) Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc.

                           (A) The audited consolidated year-end balance sheets of the Company for each of the fiscal years ended February 28, 1998 and 1997 and related consolidated statements of income, cash flow and shareholders' equity of the Company and its Subsidiaries for the fiscal years ended on such dates, copies of which are attached hereto as
         Schedule 4.1(h)(A) (collectively, the "Financial Statements"), fairly present the financial condition of the Company and its Subsidiaries as of such dates and the consolidated results of the operations of the Company and its Subsidiaries for such fiscal years. All of the foregoing financial statements have been prepared (i) in accordance with GAAP (except as stated therein or in the notes thereto) and (ii) from the books and records of the Company, except that the unaudited financial statements have no notes attached thereto and do not have year-end adjustments (none of which would be recurring). All properties used in the Company's business operations as of each Financial Statement date are reflected in the Financial Statements in accordance with and to the extent required by GAAP.

                           (B) On and as of the Closing Date and after giving effect to the Exchange, the Restructuring and to all Indebtedness (including under the Exchange Documents) being incurred or assumed by the Company and its Subsidiaries in connection therewith, (i) the sum of the tangible and intangible assets, at a fair valuation, of the Company and Aura Ceramics on a stand-alone basis and of the Company and its Subsidiaries taken as a whole will exceed their debts; (ii) the Company and Aura Ceramics on a stand-alone basis and the Company and its Subsidiaries taken as a whole have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature; and (iii) the Company and Aura Ceramics on a stand-alone basis and the Company and its Subsidiaries taken as a whole will have sufficient capital with which to conduct their businesses. The amount of Contingent Obligations at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. A copy of the pro forma consolidated balance sheet of the Company after giving effect to the Exchange, the Restructuring and to all Indebtedness (including under the Exchange Documents) being incurred or assumed by the Company and its Subsidiaries in connection therewith is attached hereto as Schedule 4.1(h)(B) hereto.

                           (C) Except as fully disclosed in the Financial Statements and Schedule 4.1(h)(C), there were as of the Closing Date no Indebtedness, liabilities or obligations with respect to the Company or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent, unliquidated or otherwise) which, either individually or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect. As of the Closing Date, the Company does not know of any basis for the assertion against it or any of its Subsidiaries of any Indebtedness, liability or obligation of any nature whatsoever that is not fully disclosed in the Financial Statements or
         Schedule 4.1(h)(C) which, either individually or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect.

                           (D) The projections delivered to the Agent on the Closing Date have been prepared in good faith and are based on reasonable assumptions, and there are no statements or conclusions in the projections which are based upon or include information known to the Company to be misleading in any material respect or which fail to take into account material information known to the Company regarding the matters reported therein. The Company believes that the projections are reasonable and attainable, it being recognized by the Funds, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the projections may differ from the projected results and that the differences may be material.

                  (i) Ranking. The Obligations under the Secured Notes and the other Exchange Documents constitute and will constitute unconditional secured Indebtedness of the Company and the Guarantors and, with respect to the Company, Aura Ceramics and AuraSound, rank and will rank (i) at least pari passu in priority of payment and in all other respects with all other present and future secured Indebtedness of such Persons subject to the priority rights of holders of (A) Existing Secured Indebtedness as of the Closing Date as set forth in
Schedule 3.18(i)(A) hereto, (B) validly created and fully perfected senior secured Indebtedness permitted under Sections 4.5(c) and 4.5(d) of the Secured Notes incurred by the Company after the Closing Date, and (C) obligations of the Company and Aura Ceramics and AuraSound existing on the Execution Date secured by valid and perfected judgment liens against such Persons as set forth in
Schedule  3.18(i)(C);  provided,  however,  that the Company may supplement such
Schedule 3.18(i)(C) to reflect judgment liens validly created and fully perfected through the Closing Date which the Company had no knowledge of and were not identified in UCC certificates set forth in Schedule 3.18(i)(C), and
(ii) senior to all other Indebtedness of such Persons.

                  (j) Litigation; Proceedings. There is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective assets or properties before or by any court, governmental or administrative agency or regulatory Authority (federal, state, county, local or foreign) which (A) relates to or challenges the legality, validity or enforceability of any transaction contemplated hereby or any of the Exchange Documents, (B) could, individually or in the aggregate, adversely impair such Person's ability to perform fully on a timely basis its obligations under any of the Exchange Documents, or (C) has, or could reasonably be expected to have, a Material Adverse Effect from and after the Closing Date (except for the DFS Claims).

                  (k) No Default or Violation. On and as of the Closing Date (except as otherwise provided herein, in the Exchange Documents or as disclosed in Schedule 4.1(k) hereto), neither the Company nor Aura Ceramics: (i) will be in default under or in violation of any indenture, loan or credit agreement or any other agreement evidencing Indebtedness of the Company or any of its Subsidiaries or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (but not including any default arising under Existing Secured Indebtedness of the Company owed to Imperial Bank as a result of the granting of Liens under the Security Documents in respect of the Secured Notes), (ii) will be in violation of any order of any court, arbitrator, governmental body or Authority, or (iii) will be in violation of any statute, rule or regulation of any Authority, except as could not, in any such case, individually or in the aggregate, (A) adversely affect the legality, validity or enforceability of any transaction contemplated hereby or any of the Exchange Documents, or (B) adversely impair such Person's ability to perform fully on a timely basis its obligations under any of the Exchange Documents, or
(C) has, or could reasonably be expected to have, a Material Adverse Effect.

                  (l) Indebtedness. Schedule 4.1(l) hereto sets forth a true and complete list (subject to variances not to exceed seven and one-half percent (7 1/2%) in the aggregate) of all Indebtedness (excluding Indebtedness under the Secured Notes and the other Exchange Documents) of the Company, Aura Ceramics, and Aura Realty as of the Execution Date and which is to remain outstanding (the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof, accrued interest in respect thereof and the name of any Person which directly or indirectly guaranteed such debt.

                  (m) True and  Complete  Disclosure.  All  factual  information
(taken as a whole) furnished by or on behalf of the Company or any of its Subsidiaries in writing to the Agent or any Fund (including, without limitation, all information contained in the Exchange Documents) for purposes of or in connection with this Agreement, any other Exchange Document or any transaction contemplated hereby or thereby is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Company or any of its Subsidiaries in writing to the Agent or any Fund will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. There is no fact which the Company has not disclosed to the Agent or the Funds herein and of which the Company, its Subsidiaries, or any of their respective officers, directors or executive employees is aware and which has, or could reasonably be expected to have, a Material Adverse Effect.

                  (n)      Use of Proceeds; Margin Regulations.

                           (A) All proceeds of the Original Notes were used by the Company for general corporate purposes.

                           (B) No part of the proceeds of any Original Note were used (i) to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock or to refund indebtedness originally incurred for such purpose or (ii) for any purpose which violated or was inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the United States Federal Reserve System.

                  (o) Tax Returns and Payments. Except as disclosed in Schedule 4.1(o) hereto, each of the Company, Aura Ceramics, AuraSound and Aura Realty (A) has filed all income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on its financial statements in accordance with GAAP, and (B) has at all times paid, or has provided adequate reserves (in the good faith judgment of the management of such Person) for the payment of, all income taxes applicable for all prior fiscal years and for the current fiscal year to date. Except as disclosed in Schedule 4.1(o) hereto, there is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Company or any of its Subsidiaries, threatened by any Authority regarding any taxes relating to such Person. As of the Execution Date, neither the Company, Aura Ceramics, AuraSound, nor Aura Realty has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of such Person, or is aware of any circumstances that would cause the taxable years or other taxable periods of such Person not to be subject to the normally applicable statute of limitations.

                  (p)      Compliance with ERISA.

                           (A) Schedule 4.1(p) hereto sets forth each Plan; each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of
         Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been made; neither the Company nor any Subsidiary of the Company nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069,
         4201, 4204 or 4212 of ERISA or Section 401(a)(29),  4971 or 4975 of the
         Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Company or any Subsidiary of the Company or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Company and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the Closing Date, would not exceed $100,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Company, any Subsidiary of the Company, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Company or any Subsidiary of the Company or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Company and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

                           (B) Neither the Company nor any of its Subsidiaries has, or has ever had, a Foreign Pension Plan.

                  (q) Compliance with Law and Applicable Government Regulations. Each of the Company and its Subsidiaries is presently in compliance with regard to its operations, practices, real property, plants, structures, machinery, equipment and other property, and all other aspects of its business, with all applicable Regulations and Orders, including, but not limited to, all Regulations relating to the safe conduct of business, environmental protection, quality and labeling, antitrust, Taxes, consumer protection, equal opportunity, discrimination, health, sanitation, fire, zoning, building and occupational safety, except for such non-compliances which, individually or in the aggregate, would not have, or could not reasonably be expected to have, a Material Adverse Effect. There are no Claims pending or, to the Company's knowledge threatened, nor has the Company received any written notice regarding any violations of any Regulations or Orders enforced by any Authority including any requirement of OSHA or any pollution and environmental control agency (including air and water) that have, or could reasonably be expected to have, a Material Adverse Effect.

                  (r) Security Documents. The provisions of each of the Security Documents will, on the Closing Date, create in favor of the Agent, for the benefit of the Funds, as security for the Obligations hereunder and under all other Exchange Documents, a valid and enforceable security interest in all of the right, title and interest of the relevant assignor or pledgor thereunder in and to the Collateral described therein superior to all Liens subject to the priority rights of holders of Permitted Liens of the types described in clauses
(c) and (i) of Section 4.1 of the Secured Notes (and any extension, renewal or replacement thereof to the extent permitted by Section 4.1(k) of the Secured Notes).

                  (s) Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the United States Investment Company Act of 1940, as amended.

                  (t) Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the United States Public Utility Holding Company Act of 1935, as amended.

                  (u) Labor Relations. Each of the Company and its Subsidiaries is in compliance with all federal, state and local Regulations or Orders affecting employment and employment practices applicable to each such Person, including terms and conditions of employment and wages and hours, except for certain failure to make salary or other compensation payments to management and such non-compliances which, individually or in the aggregate, would not have, or could not reasonably be expected to have, a Material Adverse Effect. The Company and its Subsidiaries have no collective bargaining agreements and there have been no strikes, work stoppages or any demands for collective bargaining by any union or labor organization. Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice that has, or could reasonably be expected to have, a Material Adverse Effect. There is (A) no unfair labor practice complaint pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries, (B) no strike, labor dispute, slowdown or stoppage is pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries and (C) to the best knowledge of the Company, no union representation question is existing with respect to the employees of the Company or any of its Subsidiaries and, to the best knowledge of the Company, no union organizing activities are taking place, except (with respect to any matter specified in clause (A), (B) or (C) above, either individually or in the aggregate) which does not have, or could not reasonably be expected to have, a Material Adverse Effect.

                  (v) Proprietary Rights, Licenses, Franchises and Formulas. Each of the Company and its Subsidiaries owns all Proprietary Rights, licenses, franchises and formulas, or rights with respect to any of the foregoing, and has obtained assignments of all leases and other rights of whatever nature necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, has, or could reasonably be expected to have, a Material Adverse Effect. To the best knowledge of the Company, no claim is pending that the Company or any of its Subsidiaries infringes upon the asserted rights of any other Person under any intellectual property, except for claims which could not, individually or in the aggregate, have, or could not reasonably be expected to have, a Material Adverse Effect. To the best knowledge of the Company, no claim is pending that such intellectual property owned or licensed by the Company or any of its Subsidiaries or which such Person otherwise has the right to use is invalid and unenforceable, except for claims which could not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect. The consummation of the transactions contemplated hereby or by any of the other Exchange Documents will not alter or impair any rights of the Company or any of its Subsidiaries to use any intellectual property in a way that would not, individually or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect. The Company is the legal and beneficial owner of all right, title and interest in, to and under the Proprietary Rights with respect to AuraGen, and the Company has not entered into any agreement or understanding with any Person concerning any sale, lease, transfer, option, license, assignment or other disposition of such Proprietary Rights, other than the grant of security interests in connection with Permitted Liens.

                  (w) Certain Fees. No fees or commission will be payable by the Company to any broker, finder, investment banker or bank with respect to the consummation of the transactions contemplated hereby or by any of the other Exchange Documents.

                  (x) Private Offering. The offer, issuance and sale of the Secured Notes pursuant to this Agreement are exempt from registration under the Securities Act. Neither the Company nor any person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Secured Notes under the Securities Act) which might subject the offering, issuance or sale of the Secured Notes to the registration requirements of the Securities Act.

                  (y) SEC Documents. Attached hereto as Schedule 4.1(y) is a true and complete list of all forms, reports and documents required to be filed by the Company and its Subsidiaries under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the "SEC Documents"), which the Company has failed to file as of the Closing Date.

                  (z) Directors and Management Compensation. Schedule 4.1(z) hereto sets forth a list of all officers, directors and key employees (meaning those earning more than $50,000.00 annually including all bonuses and non-cash consideration) of the Company and its Subsidiaries, together with a description of their respective positions and total compensation and a list of all other outstanding obligations owed by the Company to each of such Persons. On and as of the Closing Date, the Company and its Subsidiaries will not have any liability to any of their employees, officers or directors (except as set forth in Schedule 4.1(z)) other than for the payment of salaries and director fees to be paid in the ordinary course of business.

                  (aa) Absence of Certain Changes. Since November 30, 1998, except as fully disclosed on Schedule 4.1(aa) hereto or otherwise provided in this Agreement, there has not been any (a) material adverse change in the business, operations, properties, assets, condition (financial or otherwise), results, plans, strategies or prospects of the Company or any of its Subsidiaries which has, or could reasonably be expected to have, a Material Adverse Effect; (b) damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect with regard to the Company's or any of its Subsidiaries' property and business; (c) declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of the Company's or any of its Subsidiaries' capital stock, or any redemption or other acquisition of such stock by the Company or any of its Subsidiaries; (d) increase in the compensation payable to or to become payable by the Company or any of its Subsidiaries to its officers, Insiders or employees (other than in the ordinary course) or any adoption of or increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such officers, Insiders or employees (other than in the ordinary course) or any Affiliate of the Company or any of its Subsidiaries; (e) entry into any material Contract not in the ordinary course of business, including, without limitation, any borrowing or capital expenditure; (f) change by the Company or any of its Subsidiaries in accounting methods or principles; or (g) consensual Lien placed on any property of the Company or any of its Subsidiaries other than Permitted Liens.

                  (bb) Year 2000 Compliance. As of the Closing Date, except as set forth on Schedule 4.1(bb) hereto, all Date Data and Date-Sensitive Systems, if any, of the Company and its Subsidiaries are Year 2000 Compliant. The Company and its Subsidiaries have obtained written representations or assurances from each entity that (x) provides Date Data to the Company or any of its Subsidiaries, or (y) processes in any way Date Data for the Company or any of its Subsidiaries or otherwise provides any material product or service to the Company or any of its Subsidiaries that is dependent on Year 2000 Compliant Date Data or a Year 2000 Compliant Date-Sensitive System, that all of such entity's Date Data and Date-Sensitive Systems that are used for, or on behalf of, the Company or any of its Subsidiaries are Year 2000 Compliant.

     (cc) Capital Expenditures and Investments. Each Contract of the Company and its Subsidiaries for capital expenditures and investments entered into on or after November 30, 1998 involving $50,000 or more is fully disclosed in Schedule 4.1(cc) hereto.

                  (dd) Dealings with Affiliates. Schedule 4.1(dd) hereto sets forth a complete and accurate list, including the parties, of all oral or written Contracts to which the Company and its Subsidiaries are, will be or have been a party, at any time from November 30, 1998 to and including the Closing Date, and to which any one or more of their Affiliates is also a party. Except as set forth on Schedule 4.1(dd) hereto, since November 30, 1998, the Company and its Subsidiaries have not made any payments, loaned any funds or property or made any credit arrangement with any Affiliate or employee of the Company or any of its Subsidiaries except for the payment of employee salaries and director compensation in the ordinary course of business.

     (ee) Solicitation Materials. The Company did not solicit any offer to buy or sell the Secured Notes by means of any form of general solicitation or advertising.

                  (ff) Assignment of NewCom Promissory Note. The Company acknowledges, confirms and ratifies the assignment and transfer to the Funds by delivery to the Agent of that certain Promissory Note dated September 19, 1997 payable by NewCom to the order of the Company in the original principal amount of $17,000,000.00 due September 20, 1998 (the "NewCom Note") and further agrees with the Funds that it shall take such further actions, give such notices and deliver such further written instruments as the Funds may reasonably request in order to effectuate such assignment and transfer and to provide benefits thereof. The NewCom Note shall be held by the Agent for the benefit of the Funds. The Company further acknowledges and agrees with the Funds that any amount paid to them under or pursuant to the NewCom Note shall be the property of such Funds and the Company hereby releases any claim, demand or right it may now or hereafter have or acquire with respect to the NewCom Note or any amount paid or payable thereunder. Notwithstanding the above, each of the Funds agrees that, prior to April 30, 2000, it will not (i) commence an involuntary bankruptcy proceeding against NewCom and (ii) at any time assert in any judicial proceeding or otherwise that the Company is NewCom's alter ego or that the Company is obligated to the Funds thereunder.

                  4.2. Representations and Warranties of the Funds. Each of the Funds, severally and not jointly, hereby represents and warrants to the Company as follows:

                  (a) Ownership of Original Notes. Such Fund is the legal and beneficial owner of the Original Notes to be exchanged hereunder, as specified in Section 2.1.

                  (b) Organization; Authority. Such Fund is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder and thereunder. The acquisition of the Secured Notes by such Fund hereunder has been duly authorized by all necessary action on the part of such Fund. This Agreement has been duly executed and delivered by such Fund (by and through its authorized Agent) and constitutes the valid and legally binding obligation of such Fund, enforceable against it in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application (regardless of whether enforcement is sought in equity or at law).

                  (c) Fund Status. At the time such Fund was offered the Secured Notes to be exchanged by it hereunder, it was, and at the date hereof, it is, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                  (d) Experience of the Fund. In reliance on the Company's representations and warranties herein, such Fund, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of an investment in the securities to be acquired by it hereunder, and has so evaluated the merits and risks of such investment.

                  (e) Ability of the Fund to Bear Risk of Investment. Such Fund is able to bear the economic risk of an investment in the securities to be acquired by it hereunder and, at the present time, is able to afford a complete loss of such investment.

                  The Company acknowledges and agrees that the Agent and the Funds make no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 4.2.

                  SECTION 5.        Other Agreements of the Parties.

                  5.1.     Transfer Restrictions.

                  (a) If any Fund should decide to dispose of any of the Secured Notes, such Fund understands and agrees that it may do so only (i) pursuant to an effective registration statement under the Securities Act, or (ii) pursuant to an available exemption from registration under the Securities Act.

                  (b) The Funds agree to the imprinting, so long as required by the terms of the Securities Act, of the following legend on each Secured Note:

                  NEITHER THIS SECURED NOTE NOR THE GUARANTIES OF THE SUBSIDIARIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE "BLUE SKY" OR SECURITIES LAWS OF ANY STATE BY REASON OF THEIR ISSUANCE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

                  The legend set forth above shall be removed as soon as allowed under the Securities Act or the regulations promulgated thereunder. The Company agrees that it will provide each Fund, upon request, with any required opinion of counsel and a replacement Secured Note, free from such legend at such time as such legend is no longer applicable, at no charge.

                  5.2. Blue Sky Laws. The Company shall qualify the Shares under the securities or "Blue Sky" laws of such jurisdictions as each Fund may request and shall continue such qualification at all times as long as any Fund owns any Shares.

                  5.3. Integration. The Company shall not and shall use its best efforts to ensure that no Affiliate shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Secured Notes or the Shares in a manner that would require the registration under the Securities Act of the sale of the Secured Notes or the Shares to the Funds.

                  SECTION 6.        Miscellaneous.

                  6.1. Fees and Expenses. The Company and the Funds shall pay the fees and expenses of their respective advisors, counsel, accountants and other experts, if any, and all other expenses incurred incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the other Exchange Documents. The Company shall pay all stamp and other taxes (other than income) and duties levied in connection with the issuance of the Secured Notes and Shares pursuant hereto or any other Exchange Document.

                  6.2.     Indemnification.

                  (a) Except with respect to litigation  concerning the priority of Permitted Liens or assertions by the Company in accordance with the last sentence of Section 2.1 of the Security Agreement, the Company agrees to indemnify and hold harmless, to the extent permitted by law, the Agent and each Fund and their respective officers and directors, employees, advisors, attorneys, agents, and representatives against any and all claims, causes of action, losses, liabilities, damages or expenses incurred by any of them as a result of, arising out of, or in any way related to, or by reason of, any breach or default by the Company under any provision of this Agreement or any other Exchange Document, including, but not limited to, any breach by the Company of its representations and warranties set forth in Section 4.1 hereto.

                  (b) Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  (c) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

                  6.3. Entire Agreement; Amendments. This Agreement and the other Exchange Documents, together with the exhibits and schedules hereto and thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

                  6.4. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 6.4 prior to 4:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified below later than 4:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date,
(iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be:

                           If to the Company: Aura Systems, Inc.
                                              2335 Alaska Avenue
                                              El Segundo, California  90245
                                              Attn:  Michael Froch, Esq.
                                              Facsimile No.:  (310) 643-8719

                           With copies to:    Robinson, Diamant & Brill
                                              1888 Century Park East, Suite 1500
                                              Los Angeles, California 90067
                                              Attn:  Lawrence A. Diamant, Esq.
                                              Facsimile No.:  (310) 277-7584

                           If to Infinity:    Infinity Investors Limited
                                              Hunkins Waterfront Plaza
                                              Main Street
                                              P.O. Box 556
                                              Charlestown, Nevis, West Indies
                                              Attn:   Gwen McLaughlin
                                              Facsimile No.:  (345) 949-0881

                           If to Glacier:     Glacier Capital Limited
                                              Hunkins Waterfront Plaza
                                              Main Street
                                              P.O. Box 556
                                              Charlestown, Nevis, West Indies
                                              Attn:   Gwen McLaughlin
                                              Facsimile No.:  (345) 949-0881

                           If to Global:      Global Growth Limited
                                              Hunkins Waterfront Plaza
                                              Main Street
                                              P.O. Box 556
                                              Charlestown, Nevis, West Indies
                                              Attn:   Gwen McLaughlin
                                              Facsimile No.:  (345) 949-0881

                           If to Summit:      Summit Capital Limited
                                              Hunkins Waterfront Plaza
                                              Main Street
                                              P.O. Box 556
                                              Charlestown, Nevis, West Indies
                                              Attn:  Gwen McLaughlin
                                              Facsimile No.:  (345) 949-0881

                           With copies to:    White & Case LLP
                                              4900 First Union Financial Center
                                              200 South Biscayne Boulevard
                                              Miami, Florida  33131
                                              Attn:  Thomas E Lauria, Esq.
                                              Facsimile No.:  (305) 358-5744

                                    and       Mr. Stuart J. Chasanoff
                                              c/o HW Partners, LP
                                              1601 Elm Street, Suite 4000
                                              Dallas, Texas  75201
                                              Facsimile No.:  (214) 720-1667

                           If to the Agent:   Mr. Stuart J. Chasanoff
                                              c/o HW Partners, LP
                                              1601 Elm Street, Suite 4000
                                              Dallas, Texas  75201
                                              Facsimile No.:  (214) 720-1667
                          With copies to:     White & Case LLP
                                              4900 First Union Financial Center
                                              200 South Biscayne Boulevard
                                              Miami, Florida  33131
                                              Attn:  Thomas E Lauria, Esq.
                                              Facsimile No.:  (305) 358-5744

or such other address as may be designated in writing hereafter, in the same manner, by such person.

                  6.5. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Agent, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     6.6. Headings Descriptive. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

                  6.7.     Benefit of Agreement; Assignments; Participations.

                  (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Company may not assign or transfer any of its rights or obligations hereunder or under any other Exchange Documents.

                  (b) Any Fund (or any Fund together with one or more other Funds) may sell, assign, transfer or grant participations in all or a portion of its rights and outstanding Obligations hereunder and under the Secured Notes and Warrants to any person, each of which assignees shall become a party to this Agreement as a Fund, provided that new Secured Notes and Warrants will be issued, at the Company's expense, to such new Fund and to the assigning Fund upon the request of such new Fund or assigning Fund, such new Secured Notes and Warrants to be in conformity with the requirements of Section 2.1 hereof (with appropriate modifications) to the extent needed to reflect the revised outstanding Obligations). The assigning Fund will notify the Company of any assignment pursuant to this Section 6.7(b); provided, however, that the failure to give any such notice, or any error in such notice, shall not affect any of the obligations of the Company hereunder or under any other Exchange Document.

                  (c) Nothing in this Agreement shall prevent or prohibit any Fund from pledging its rights hereunder or under any of the Secured Notes or Warrants.

                  6.8. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     6.9.  GOVERNING  LAW;  SUBMISSION TO  JURISDICTION;  VENUE;  WAIVER OF JURY
TRIAL.

                  (a) THIS AGREEMENT AND THE OTHER EXCHANGE DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY SUCH OTHER EXCHANGE DOCUMENT MAY BE BROUGHT IN (i) THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND/OR (ii) THE COURTS OF THE DEFENDANT'S RESPECTIVE CORPORATE DOMICILE, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE
AFORESAID COURTS. THE COMPANY HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011 AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE COMPANY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE AGENT UNDER THIS AGREEMENT. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH IN SECTION 6.4 HEREOF, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT, ANY FUND OR THE HOLDER OF ANY SECURED NOTE OR ORIGINAL NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY AND/OR ANY GUARANTOR IN ANY OTHER JURISDICTION.

                  (b) THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER EXCHANGE DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER EXCHANGE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

                  6.10. Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

                  6.11. Publicity. The Company and the Agent shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except for such releases, filings or public statements that are required by law or any regulatory body or governmental authority of competent jurisdiction.

                  6.12.    Confidentiality.

                  (a) Each of the Funds and the Agent agrees to keep confidential any non-public information supplied to it by the Company or any of its Subsidiaries pursuant to this Agreement or any other Exchange Document; provided, however, that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Funds or the Agent so long as such counsel confirms it shall keep the non-public information confidential in accordance with these provisions, (iii) to auditors or accountants or to any other regulatory agency or body with proper authority (including non-governmental regulatory agencies or bodies), (iv) to any other Fund or the Agent, (v) in connection with any litigation to which any one or more of the Funds or the Agent is a party where disclosure of such information is, in the opinion of counsel for any Fund or the Agent, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving any Fund or the Agent and arising out of, based upon, relating to or involving this Agreement or any other Exchange Document, or any transactions contemplated hereby or thereby or arising hereunder or thereunder, (vi) to any subsidiary, Affiliates, director, officer, employee or representative of any Fund or of the Agent, (vii) to any assignee or participant (or prospective assignee or participant) so long as any such Person confirms in writing that it shall keep the non-public information confidential in accordance with these provisions, or (viii) to any credit rating agency that rates the financial condition of any Fund or the claims paying ability of any Fund, provided that such credit rating agency agrees in writing to keep confidential any non-public information provided by the Company or any of its Subsidiaries; provided further that in no event shall any Fund or the Agent be obligated or required to return any materials furnished by or on behalf of the Company or any of its Subsidiaries.

                  (b) Each of the Funds and the Agent shall inform the Company in writing of the name and address of any of the Persons described in clauses
(vii) and (viii) of Section 6.12(a) above to whom any non-public information of the Company or any Subsidiary shall have been provided, together with a description of the information so provided, in each case within five Business Days of the delivery to any such Person of any such non-public information.

                  6.13. Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

                  6.14. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Company and the Funds will be entitled to specific performance of the obligations under this Agreement. The Company and the Funds agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of their respective obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

                            [SIGNATURE PAGE FOLLOWS]

                                [SIGNATURE PAGE]

                                [SIGNATURE PAGE]
                  IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be executed by their duly authorized officer or agent as of the date first indicated above.

                                                     AURA SYSTEMS, INC.



                                                     By:
                                                     Name:  Gerald Papazian
                                                     Title:    President



                                                     By:
                                                     Name: Steven C. Veen
                                                     Title:Senior Vice President

                                                     HW PARTNERS, LP

                                                     By:    HW Finance, LLC
                                                            Its Managing Partner

                                                     By:
                                                     Name: Stuart J. Chasanoff
                                                     Title:Senior Vice President


                                                     INFINITY INVESTORS LIMITED

                                                     HW Partners, LP
                                                            Its Agent

                                                     By:    HW Finance, LLC
                                                            Its Managing Partner

                                                     By:
                                                     Name: Stuart J. Chasanoff
                                                     Title Senior Vice President


                                                     GLACIER CAPITAL LIMITED

                                                     HW Partners, LP
                                                            Its Agent

                                                     By:    HW Finance, LLC
                                                            Its Managing Partner

                                                     By:
                                                     Name: Stuart J. Chasanoff
                                                     Title:Senior Vice President

                                                     GLOBAL GROWTH LIMITED

                                                     HW Partners, LP
                                                            Its Agent

                                                     By:    HW Finance, LLC
                                                            Its Managing Partner

                                                     By:
                                                     Name: Stuart J. Chasanoff
                                                     Title:Senior Vice President


                                                     SUMMIT CAPITAL LIMITED

                                                     HW Partners, LP
                                                            Its Agent

                                                     By:    HW Finance, LLC
                                                            Its Managing Partner

                                                     By:
                                                     Name: Stuart J. Chasanoff
                                                     Title Senior Vice President

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                         [INSERT EXHIBITS AND SCHEDULES]
losangeles 37189 v5  [Sp105!.docSp105!.doc]Sp105!.docSp105!.doc

                                      (ii)


losangeles 37189 v5  [Sp105!.docSp105!.doc]Sp105!.docSp105!.doc

                                       (i)
                                TABLE OF CONTENTS




SECTION 1.        Definitions and Principles of Construction...................2

         1.1.     Defined Terms................................................2
         1.2.     Principles of Construction..................................11

SECTION 2.        The Exchange................................................11

         2.1.     Issuance of Secured Notes and Exchange of Original Notes....11
         2.2.     Closing.....................................................13

SECTION 3.        Conditions Precedent........................................13

         3.1.     Execution of Agreement......................................13
         3.2.     Issuance and Delivery of Secured Notes......................13
         3.3.     Security Documents..........................................13
         3.4.     Issuance of Shares of Aura Realty...........................15
         3.5.     Guaranty....................................................15
         3.6.     Proceedings.................................................15
         3.7.     No Default; Representations and Warranties..................15
         3.8.     Sale of Assigned Notes; Conversion of Assigned Notes........15
         3.9.     Opinion of Counsel..........................................16
         3.10.    Consent Letter..............................................16
         3.11.    Compliance with Applicable Law..............................16
         3.12.    Litigation..................................................16
         3.13.    Indebtedness................................................16
         3.14.    New Equity..................................................17
         3.15.    Governmental and Third-Party Approvals......................17
         3.16.    Releases....................................................17
         3.17.    No Material Adverse Change..................................17
         3.18.    Ranking.....................................................17
         3.19.    Payments....................................................18
         3.20.    AuraGen Patents.............................................18

SECTION 4.        Representations and Warranties..............................18

         4.1.     Representations and Warranties of the Company...............18
         4.2.     Representations and Warranties of the Funds.................28

SECTION 5.        Other Agreements of the Parties.............................29

         5.1.     Transfer Restrictions.......................................29
         5.2.     Blue Sky Laws...............................................30
         5.3.     Integration.................................................30

SECTION 6.        Miscellaneous...............................................30
         6.1.     Fees and Expenses...........................................30
         6.2.     Indemnification.............................................30
         6.3.     Entire Agreement; Amendments................................31
         6.4.     Notices.....................................................31
         6.5.     Amendments; Waivers.........................................33
         6.6.     Headings Descriptive........................................33
         6.7.     Benefit of Agreement; Assignments; Participations...........33
         6.8.     No Third-Party Beneficiaries................................34
         6.9.     GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF
                  JURY TRIAL..................................................34
         6.10.    Counterparts................................................35
         6.11.    Publicity...................................................35
         6.12.    Confidentiality.............................................35
         6.13.    Severability................................................36
         6.14.    Remedies....................................................36